PRDO ANNOUNCES 1Q21 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION ANNOUNCES FIRST QUARTER 2021 RESULTS

Operating income increased 8.9% supported by revenue growth across both CTU and AIU

Schaumburg, Ill. (May 6, 2021) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter ended March 31, 2021.

First Quarter 2021 Results as Compared to Prior Year Quarter

•	Revenue increased 7.4 percent to $183.6 million with both CTU and AIU contributing to the growth
•	Operating income increased 8.9 percent to $40.6 million while adjusted operating income increased 11.7 percent to $44.6 million*
•	Earnings per diluted share was $0.43 as compared to $0.41 while adjusted earnings per diluted share was $0.44 as compared to $0.41*
•	Ended the quarter with $451.0 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments
•	Total student enrollments at March 31, 2021 increased by 9.7 percent, with CTU experiencing a 12.8 percent increase and AIU experiencing a 5.0 percent increase

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

“We are pleased with our positive first quarter 2021 results. Our focus on student experiences, retention and academic outcomes, in particular through our ongoing technology initiatives, has helped us to effectively serve and educate our students as they progress through their academic programs,” said Todd Nelson, President and Chief Executive Officer. “As the year progresses, we will continue to invest in various initiatives that meet the evolving professional needs of our non-traditional learners, including working adults.”

PRDO ANNOUNCES 1Q21 RESULTS …PG 2

REVENUE

•

The Company experienced organic revenue growth across both CTU and AIU while growth at AIU also reflects the acquisition of substantially all of the assets of Trident University International on March 2, 2020 (the “Trident acquisition”).

	For the Quarter Ended March 31,
Revenue ($ in thousands)	2021	2020	% Change
CTU	$105,822	$103,588	2.2%
AIU (1)	77,477	67,396	15.0%
Corporate and Other	339	10	NM
Total	$183,638	$170,994	7.4%

(1)

AIU’s results of operations include the Trident acquisition commencing on the March 2, 2020 date of acquisition and therefore the quarter ended March 31, 2020 does not reflect a full quarter of results for Trident.

TOTAL STUDENT ENROLLMENTS

•

As of March 31, 2021, CTU’s and AIU’s total student enrollments increased 12.8 percent and 5.0 percent, respectively, as compared to the prior year quarter end. Contributing to this increase was consistent levels of prospective student interest that were well served by student-serving functions as well as the academic calendar redesign at CTU.

	As of March 31,
Total Student Enrollments	2021	2020	% Change
CTU	27,300	24,200	12.8%
AIU	16,800	16,000	5.0%
Total	44,100	40,200	9.7%

PRDO ANNOUNCES 1Q21 RESULTS …PG 3

OPERATING INCOME

•

Operating income increased by 8.9 percent to $40.6 million as compared to the prior year quarter supported by revenue growth as well as operating efficiencies at both CTU and AIU.  AIU’s operating income was also positively impacted by the Trident acquisition.

	For the Quarter Ended March 31,
Operating Income ($ in thousands)	2021	2020	% Change
CTU	$36,143	$34,619	4.4%
AIU (1)	11,323	9,376	20.8%
Corporate and Other	(6,849)	(6,692)	-2.3%
Total	$40,617	$37,303	8.9%
(1)

AIU’s results of operations include the Trident acquisition commencing on the March 2, 2020 date of acquisition and therefore the quarter ended March 31, 2020 does not reflect a full quarter of results for Trident.

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•

For the quarter ended March 31, 2021, adjusted operating income of $44.6 million increased 11.7 percent compared to adjusted operating income of $39.9 million for the prior year quarter. Partially offsetting the revenue growth and efficiencies within operating processes were increased investments in technology and student-serving processes.

	For the Quarter Ended March 31,
Adjusted Operating Income ($ in thousands)	2021	2020 (1)
Operating income	$40,617	$37,303
Depreciation and amortization	4,002	2,639
Adjusted Operating Income	$44,619	$39,942

Increase (Decrease)	11.7%

(1)

Beginning in 2021, the Company no longer adjusts operating income for expenses related to the vacated facilities at closed campuses as these expenses are expected to be immaterial. The prior period amounts were recast to maintain comparability to 2021 non-GAAP measures.

PRDO ANNOUNCES 1Q21 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended March 31, 2021, the Company recorded:

•	Net income of $30.8 million compared to $29.1 million for the prior year quarter.
•	Earnings per diluted share of $0.43 compared to $0.41 for the prior year quarter.
•	Adjusted earnings per diluted share of $0.44 compared $0.41 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended March 31,
	2021	2020 (3)

Reported Earnings Per Diluted Share	$0.43	$0.41

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.01	-
Tax effect of adjustments (2)	-	-
Adjusted Earnings Per Diluted Share	$0.44	$0.41

(1)	Amortization for acquired intangible assets relates to definite-lived intangible assets associated with the Trident acquisition.
(2)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

(3)

Beginning in 2021, the Company no longer adjusts earnings per diluted share for expenses related to vacated facilities at closed campuses as these expenses are expected to be immaterial. The prior period amounts were recast to maintain comparability to 2021 non-GAAP measures.

BALANCE SHEET AND CASH FLOW

•	For the quarter ended March 31, 2021, net cash provided by operating activities was $44.7 million, compared to net cash provided by operating activities of $44.8 million during the prior year quarter.
•	As of March 31, 2021 and December 31, 2020, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $451.0 million and $410.4 million, respectively.

	For the Quarter Ended March 31,
Selected Cash Flow Items ($ in thousands)	2021	2020	% Change
Net cash provided by operating activities	$44,708	$44,768	-0.1%
Capital expenditures	$1,042	$1,015	2.7%

PRDO ANNOUNCES 1Q21 RESULTS …PG 5

OUTLOOK

The Company is providing the following outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending June 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2021	2020	2021	2020
Operating Income	$37.0M - $38.5M	$37.4M	$149.0M - $155.0M	$142.9M
Depreciation and amortization	$4.0M	$4.1M	$16.0M	$14.8M
Adjusted Operating Income (1)	$41.0M - $42.5M	$41.5M	$165.0M - $171.0M	$157.7M

Earnings Per Diluted Share	$0.38 - $0.39	$0.40	$1.54 - $1.60	$1.74
Amortization of acquired intangible assets	$0.01	$0.02	$0.05	$0.04
Tax effect of adjustments	-	($0.01)	($0.01)	($0.01)
Release of valuation allowance	-	-	-	($0.22)
Adjusted Earnings Per Diluted Share (1)	$0.39 - $0.40	$0.41	$1.58 - $1.64	$1.55

(1)

Beginning in 2021, the Company no longer adjusts operating income or earnings per diluted share for expenses related to vacated facilities at closed campuses as these expenses are expected to be immaterial. The prior period amounts were recast to maintain comparability to 2021 non-GAAP measures.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items such as depreciation, amortization and significant legal settlements. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2021 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs remains consistent with recent experience, (ii) no significant changes in the timing and amounts of planned investments and initiatives continue to positively impact student enrollments, (iii) no significant impact of new or proposed regulations, including the “borrower defense to repayment” regulations, or other adverse changes in the legal or regulatory environment, (iv) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (v) no significant future operating or financial impacts relating to the COVID-19 pandemic, (vi) earnings per diluted share outlook assumes an effective income tax rate of approximately 26.5% for the second quarter and full year, and (vii) any future impact from the Company’s stock repurchase program is excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance shareholder value may impact the outlook provided above.

PRDO ANNOUNCES 1Q21 RESULTS …PG 6

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, May 6, 2021 at 5:30 p.m. Eastern time to discuss first quarter 2021 results and 2021 outlook. Interested parties can access the live webcast of the conference at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-378-6484 (domestic) or 1-412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s accredited institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Perdoceo’s universities offer students industry-relevant and career-focused degree programs that are designed to meet the educational needs of today’s busy adults. CTU and AIU continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to support students and enhance learning. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; increased competition; the impact of management changes; and changes in the overall U.S. economy which may continue to be impacted by the COVID-19 pandemic. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the Securities and Exchange Commission.

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PRDO ANNOUNCES 1Q21 RESULTS …PG 7

CONTACT

Investors:

Alpha IR Group

Wyatt Turk or Chris Hodges

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2021	2020
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$86,031	$105,684
Restricted cash	4,000	4,000
Short-term investments	360,986	300,676
Total cash and cash equivalents, restricted cash and short-term investments	451,017	410,360

Student receivables, net	41,482	44,682
Receivables, other	2,684	2,873
Prepaid expenses	10,023	8,209
Inventories	594	596
Other current assets	253	341
Total current assets	506,053	467,061

NON-CURRENT ASSETS:
Property and equipment, net	25,696	27,761
Right of use asset, net	42,425	44,773
Goodwill	118,312	118,312
Intangible assets, net	14,689	15,522
Student receivables, net	1,295	1,303
Deferred income tax assets, net	35,584	40,351
Other assets	6,311	6,434
TOTAL ASSETS	$750,365	$721,517

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$9,677	$9,789
Accounts payable	10,767	13,259
Accrued expenses:
Payroll and related benefits	15,207	22,661
Advertising and marketing costs	11,643	10,249
Income taxes	6,627	1,402
Other	12,294	11,921
Deferred revenue	37,004	34,534
Total current liabilities	103,219	103,815

NON-CURRENT LIABILITIES:
Lease liability - operating	40,423	43,405
Other liabilities	18,378	18,390
Total non-current liabilities	58,801	61,795

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	878	873
Additional paid-in capital	662,485	658,423
Accumulated other comprehensive income	14	364
Retained earnings	173,088	142,335
Treasury stock	(248,120)	(246,088)
Total stockholders' equity	588,345	555,907
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$750,365	$721,517

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended March 31,
	2021	% of Total Revenue	2020	% of Total Revenue
REVENUE:
Tuition and fees	$182,831	99.6%	$170,394	99.6%
Other	807	0.4%	600	0.4%
Total revenue	183,638		170,994
OPERATING EXPENSES:
Educational services and facilities	28,974	15.8%	26,911	15.7%
General and administrative	110,045	59.9%	103,529	60.5%
Depreciation and amortization	4,002	2.2%	2,639	1.5%
Asset impairment	-	0.0%	612	0.4%
Total operating expenses	143,021	77.9%	133,691	78.2%
Operating income	40,617	22.1%	37,303	21.8%
OTHER INCOME:
Interest income	359	0.2%	1,487	0.9%
Interest expense	(109)	-0.1%	(41)	0.0%
Miscellaneous income (expense)	142	0.1%	(13)	0.0%
Total other income	392	0.2%	1,433	0.8%
PRETAX INCOME	41,009	22.3%	38,736	22.7%
Provision for income taxes	10,245	5.6%	9,604	5.6%

INCOME FROM CONTINUING OPERATIONS	30,764	16.8%	29,132	17.0%
Loss from discontinued operations, net of tax	(11)	0.0%	(26)	0.0%
NET INCOME	30,753	16.7%	29,106	17.0%

NET INCOME PER SHARE - BASIC:	$0.44		$0.42

NET INCOME PER SHARE -DILUTED:	$0.43		$0.41

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,149		69,839
Diluted	71,482		71,714

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended March 31,
(In Thousands)	2021		2020
NET INCOME	$30,753		$29,106
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	(129)		(48)
Unrealized loss on investments	(221)		(839)
Total other comprehensive loss	(350)		(887)
COMPREHENSIVE INCOME	$30,403		$28,219

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Quarter Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$30,753	$29,106
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	-	612
Depreciation and amortization expense	4,002	2,639
Bad debt expense	13,719	12,862
Compensation expense related to share-based awards	3,753	3,212
Deferred income taxes	4,767	9,468
Changes in operating assets and liabilities	(12,286)	(13,131)
Net cash provided by operating activities	44,708	44,768

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(126,009)	(111,753)
Sales of available-for-sale investments	64,408	52,893
Purchases of property and equipment	(1,042)	(1,015)
Business acquisition	-	(34,065)
Net cash used in investing activities	(62,643)	(93,940)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	314	413
Purchase of treasury stock	-	(17,309)
Payments of employee tax associated with stock compensation	(2,032)	(687)
Net cash used in financing activities	(1,718)	(17,583)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(19,653)	(66,755)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	109,684	108,687
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$90,031	$41,932

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended March 31,
	2021	2020
REVENUE:
CTU	$105,822	$103,588
AIU (1)	77,477	67,396
Corporate and Other	339	10
Total	$183,638	$170,994

OPERATING INCOME (LOSS):
CTU	$36,143	$34,619
AIU (1)	11,323	9,376
Corporate and Other	(6,849)	(6,692)
Total	$40,617	$37,303

OPERATING MARGIN (LOSS):
CTU	34.2%	33.4%
AIU (1)	14.6%	13.9%
Corporate and Other	NM	NM
Total	22.1%	21.8%

(1)

AIU’s results of operations include the Trident acquisition commencing on the March 2, 2020 date of acquisition and therefore the quarter ended March 31, 2020 does not reflect a full quarter of results for Trident.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended March 31,
	ACTUAL
Adjusted Operating Income	2021	2020 (4)
Operating income	$40,617	$37,303
Depreciation and amortization (2)	4,002	2,639
Adjusted Operating Income (3)	$44,619	$39,942

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2021	2020 (4)
Operating income	$37.0M - $38.5M	$37,368
Depreciation and amortization (2)	4.0M	4,151
Adjusted Operating Income (3)	$41.0M - $42.5M	$41,519

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2021	2020 (4)
Operating income	$149.0M - $155.0M	$142,934
Depreciation and amortization (2)	16.0M	14,786
Adjusted Operating Income (3)	$165.0M - $171.0M	$157,720

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended March 31,
	2021	2020 (4)

Reported Earnings Per Diluted Share	$0.43	$0.41

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.01	-
Total pre-tax adjustments	$0.01	$-
Tax effect of adjustments (5)	-	-
Total adjustments after tax	0.01	-
Adjusted Earnings Per Diluted Share (3)	$0.44	$0.41

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2021	2020 (4)
Reported Earnings Per Diluted Share	$0.38 - $0.39	$0.40

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.01	0.02
Total pre-tax adjustments	$0.01	$0.02
Tax effect of adjustments (5)	-	(0.01)
Total adjustments after tax	0.01	0.01
Adjusted Earnings Per Diluted Share (3)	$0.39 - $0.40	$0.41

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2021	2020 (4)
Reported Earnings Per Diluted Share	$1.54 - $1.60	$1.74

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.05	0.04
Total pre-tax adjustments	$0.05	$0.04
Tax effect of adjustments (5)	(0.01)	(0.01)
Release of valuation allowance (6)	-	(0.22)
Total adjustments after tax	0.04	(0.19)
Adjusted Earnings Per Diluted Share (3)	$1.58 - $1.64	$1.55

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets and significant legal settlements. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Amortization for acquired intangible assets relate to definite-lived intangible assets associated with the Trident acquisition.

(3)

Beginning in 2021, the Company no longer adjusts operating income or earnings per diluted share for expenses related to vacated facilities at closed campuses as these expenses are expected to be immaterial. The prior period amounts were recast to maintain comparability to 2021 non-GAAP measures.

(4)

AIU’s results of operations include the Trident acquisition commencing on the March 2, 2020 date of acquisition and therefore the quarter ended March 31, 2020 does not reflect a full quarter of results for Trident.

(5)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments. There is no tax effect applied to the adjustment related to the release of the valuation allowance as this is an adjustment for income tax.

(6)

This relates to the release of a valuation allowance in the amount of $16.0 million as a result of the determination that it is more likely than not that the Company will utilize its deferred tax assets associated with the portion of the foreign tax credit carryforward supported by an overall domestic loss account balance.